Exhibit 99

NextEra Energy Partners, LP
Media Line: 561-694-4442
April 23, 2024

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports first-quarter 2024 financial results
•Continues to focus on executing against its transition plans and delivering a limited partner distribution growth target of 6% through at least 2026
•Announces plans to repower an additional approximately 100 megawatts of wind facilities through 2026

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported first-quarter 2024 net income attributable to NextEra Energy Partners of $70 million. NextEra Energy Partners also reported first-quarter 2024 adjusted EBITDA of $462 million and cash available for distribution (CAFD) of $164 million.

"NextEra Energy Partners remains focused on executing against its transition plans and delivering limited partner distribution growth of 6%," said John Ketchum, chairman and chief executive officer. "The partnership's growth plan involves organic growth, specifically repowerings of approximately 1.3 gigawatts of wind projects through 2026. Today's announced plans to repower additional wind facilities bring NextEra Energy Partners closer to achieving this target. We continue to expect that we will not need an acquisition this year to achieve our 6% targeted growth rate and not require growth equity until 2027."

Plans to repower wind facilities
NextEra Energy Partners today is announcing plans to repower an additional approximately 100 megawatts (MW) of wind facilities through 2026. The partnership has now announced roughly 1,085 MW of repowers of its previously announced target of 1.3 gigawatts.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.8925 per common unit (corresponding to an annualized rate of $3.57 per common unit) to the unitholders of NextEra Energy Partners. This declaration reflects an annualized increase of 6% from its fourth-quarter 2023 distribution per common unit. The distribution will be payable on May 15, 2024, to unitholders of record as of May 7, 2024.

Outlook
From a base of its fourth-quarter 2023 distribution per common unit at an annualized rate of $3.52, NextEra Energy Partners continues to see 5% to 8% growth per year in limited partner distributions per unit, with a current target of 6% growth per year, as being a reasonable range of expectations through at least 2026. The partnership does not expect to need an acquisition this year to achieve its 6% limited partner distribution growth target, does not expect to require growth equity until 2027 and expects its payout ratio to be in the mid-90s through 2026. The partnership expects the annualized rate of the fourth-quarter 2024 distribution that is payable in February 2025 to be $3.73 per common unit.

NextEra Energy Partners continues to expect run-rate contributions for adjusted EBITDA and CAFD from its forecasted portfolio at Dec. 31, 2024, to be in the ranges of $1.9 billion to $2.1 billion and $730 million to $820 million, respectively. Year-end 2024 run-rate projections reflect calendar-year 2025 contributions from the forecasted portfolio at year-end 2024.

Conference call information
As previously announced, NextEra Energy Partners' first-quarter 2024 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be first-quarter 2024 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on NextEra Energy Partners' website by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners' strategy emphasizes acquiring, managing and owning contracted clean energy assets with stable, long-term cash flows with a focus on renewable energy projects. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns, or has a partial ownership interest in, a portfolio of contracted renewable energy assets consisting of wind, solar and solar-plus-storage projects and a stand-alone battery storage project in the U.S., as well as contracted natural gas pipeline assets in Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy Partners' management believes that adjusted EBITDA and CAFD provide a more meaningful representation of NextEra Energy Partners' cash generating ability. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income (loss), which is the most directly comparable GAAP measure.

Adjusted EBITDA, CAFD, limited partner distributions, equity issuances and other expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy to support wind and solar development and construction; market demand and transmission expansion support for wind and solar development; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; and completion of the partnership's transition plans. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to expected GAAP net income because NextEra Energy Partners' GAAP net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP's control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distribution (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance, equity issuance expectations, financing needs, NEP's transition plans and planned repowering of wind facilities. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices; operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, property damage, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions and related impacts, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and the investment in pipeline assets in its portfolio for a substantial portion of its anticipated cash flows; the repowering of renewable energy projects requires up-front capital expenditures and could expose NEP to project development risks; geopolitical factors, terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipeline investment or surrounding areas and adversely affect its business; the ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection and transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipeline investment. If these facilities become unavailable, NEP's projects and pipeline investment may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans; NEP's renewable energy projects and pipeline investment may be adversely affected by new or revised laws or regulations, interpretations of these laws and regulations or a failure to comply with current applicable energy and pipeline regulations; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the United States of America (U.S.) Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings; NEP is subject to risks associated with its ownership interests in projects that it identifies for repowering, which could result in its inability to complete construction at those projects on time or at all, and make those projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP or its pipeline investment may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; if the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's ability to acquire assets involves risks; reductions in demand for natural gas in the U.S. and low market prices of natural gas could materially adversely affect NEP's pipeline investment's operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP and its ability to make acquisitions; NEP's ability to acquire projects depends on the availability of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; NEP may acquire assets that use other renewable energy technologies and may acquire other types of assets. Any such acquisition may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; certain agreements which NEP or its subsidiaries are parties to have provisions which may preclude NEP from engaging in specified change of control and similar transactions; NEP faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in North America; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's pipeline investment; NEP may not be able to access sources of capital on commercially reasonable terms; restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may be unable to maintain its current credit ratings; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries' cash distributions to NEP under the terms of their indebtedness or other financing agreements or otherwise to address alternative business purposes; NEP's and its subsidiaries' substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness or refinance, extend or repay the indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on NEP's business, financial condition, liquidity, results of operations and ability to grow its business and make cash distributions to its unitholders; NEE has influence over NEP; under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by NextEra Energy Operating Partners, LP (NEP OpCo) or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER's performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC under certain limited circumstances; if certain agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE's potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the incentive distribution rights fee, which is currently suspended; holders of NEP's units may be subject to voting restrictions; NEP's partnership agreement replaces the fiduciary duties that NEP GP and NEP's directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP's directors or NEP GP that might otherwise constitute breaches of fiduciary duties; certain of NEP's actions require the consent of NEP GP; holders of NEP's common units currently cannot remove NEP GP without NEE's consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE's interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders' ownership in NEP, may decrease the amount of cash available for distribution for each common unit, will impact the relative voting strength of outstanding NEP common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for NEP's common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; and distributions to unitholders may be taxable as dividends. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2023 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2024	2023
OPERATING REVENUES	$257	$245
OPERATING EXPENSES
Operations and maintenance	123	146
Depreciation and amortization	136	123
Taxes other than income taxes and other	19	11
Total operating expenses – net	278	280
OPERATING LOSS	(21)	(35)
OTHER INCOME (DEDUCTIONS)
Interest expense	(13)	(206)
Equity in earnings of equity method investees	30	28
Equity in earnings (losses) of non-economic ownership interests	4	(8)
Other – net	22	3
Total other income (deductions) – net	43	(183)
INCOME (LOSS) BEFORE INCOME TAXES	22	(218)
INCOME TAX BENEFIT	(13)	(36)
INCOME (LOSS) FROM CONTINUING OPERATIONS	35	(182)
INCOME FROM DISCONTINUED OPERATIONS	—	31
NET INCOME (LOSS)	35	(151)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	35	137
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$70	$(14)

Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – basic and assuming dilution(a):
From continuing operations	$0.75	$(0.23)
From discontinued operations	—	0.06
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – basic and assuming dilution	$0.75	$(0.17)
Weighted-average number of common units outstanding – basic	93.5	87.3
Weighted-average number of common units outstanding – assuming dilution	93.5	87.9
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(a)    Adjusted for impact of diluted securities

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$35	$(151)
Add back:
Depreciation and amortization	136	123
Interest expense	13	206
Income taxes	(13)	(36)
Tax credits	264	255
Amortization of intangible assets/liabilities – PPAs – net	21	20
Noncontrolling interests in Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(6)	(12)
Equity in losses (earnings) of non-economic ownership interests	(4)	8
Depreciation and interest expense included within equity in earnings of equity method investees	13	22
Discontinued operations	—	12
Other	3	—
Adjusted EBITDA	$462	$447
Tax credits	(239)	(241)
Other – net	(9)	(4)
Cash available for distribution before debt service payments	$214	$202
Cash interest paid	(55)	(53)
Debt repayment principal(a)	5	7
Cash available for distribution	$164	$156
__________________________
(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$245	$274
Accounts receivable	133	114
Other receivables	70	64
Due from related parties	1,506	1,575
Inventory	88	82
Other	141	107
Total current assets	2,183	2,216
Other assets:
Property, plant and equipment – net	14,732	14,837
Intangible assets – PPAs – net	1,945	1,987
Goodwill	833	833
Investments in equity method investees	1,840	1,853
Other	803	785
Total other assets	20,153	20,295
TOTAL ASSETS	$22,336	$22,511
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$72	$72
Due to related parties	61	87
Current portion of long-term debt	1,349	1,348
Accrued interest	45	38
Accrued property taxes	22	43
Other	55	83
Total current liabilities	1,604	1,671
Other liabilities and deferred credits:
Long-term debt	4,942	4,941
Asset retirement obligations	335	331
Due to related parties	55	53
Intangible liabilities – PPAs – net	1,186	1,210
Other	236	248
Total other liabilities and deferred credits	6,754	6,783
TOTAL LIABILITIES	8,358	8,454
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (93.5 and 93.4 units issued and outstanding, respectively)	3,564	3,576
Accumulated other comprehensive loss	(7)	(7)
Noncontrolling interests	10,421	10,488
TOTAL EQUITY	13,978	14,057
TOTAL LIABILITIES AND EQUITY	$22,336	$22,511

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$35	$(151)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	136	132
Intangible amortization – PPAs	21	20
Change in value of derivative contracts	(51)	164
Deferred income taxes	11	(34)
Equity in earnings of equity method investees, net of distributions received	14	13
Equity in losses (earnings) of non-economic ownership interests	(4)	8
Other – net	5	6
Changes in operating assets and liabilities:
Current assets	(45)	(4)
Noncurrent assets	(11)	(6)
Current liabilities	(33)	(66)
Net cash provided by operating activities	78	82
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries – net	—	(84)
Capital expenditures and other investments	(64)	(401)
Proceeds from sale of a business	—	51
Payments from related parties under CSCS agreement – net	68	277
Reimbursements from related parties for capital expenditures	34	356
Other – net	4	—
Net cash provided by investing activities	42	199
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	3	154
Issuances of long-term debt, including premiums and discounts	24	63
Retirements of long-term debt	(25)	(9)
Debt issuance costs	(2)	(2)
Partner contributions	29	—
Partner distributions	(188)	(169)
Payments to Class B noncontrolling interest investors	(18)	(70)
Buyout of Class B noncontrolling interest investors	—	(196)
Proceeds on sale of differential membership interests	—	92
Proceeds from differential membership investors	75	61
Payments to differential membership investors	(11)	(202)
Other – net	—	2
Net cash used in financing activities	(113)	(276)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	7	5
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	294	284
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$301	$289